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                                                                    Exhibit 16.1


March 12, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


    Re:  Track 'n Trail - Registration Statement on Form S-1


Ladies and Gentlemen:

With respect to the above-referenced Registration Statement filed by Track 'n Trail on or about March 12, 1997 under the Securities Act of 1933, we have read and agree with the comments regarding Deloitte & Touche LLP set forth under the caption "Change in Independent Accountants" in such Registration Statement.

                                                 Very truly yours,

                                             /s/ DELOITTE & TOUCHE LLP